Exhibit 4.40

DEED OF VARIATION TO AGREEMENT FOR SALE AND PURCHASE OF SHARES IN NORTH BORNEO GOLD SDN BHD
CLAYMORE PARTNERS LIMITED BARRISTERS & SOLICITORS AUCKLAND
www.claymOre.co, NZ
GLADIOLI ENTERPRISES SDN BHD AND
OLYMPUS PACIFIC MINERAL NZ LIMITED AND LING LEE SOON

PARTIES
1 GLADIOLI ENTERPRISES SDN BHD, a company Incorporated In Malaysia under Company No, 89270-K and having its registered office at Level 1, Lot 348, Section 50, Jalan Padungan Utara, 93100 Kuching, Sarawak, Malaysia ("the Vendor’1),
2.           OLYMPUS PACIFIC MINERALS NZ LIMITED, a company incorporated in New Zealand under Company No 2338614 and having its registered office at Level 11, 57 Fort Street, Auckland, New Zealand or nominee ("the Purchaser’'),
3,           LING LEE SOON (Malaysian Identity Card No. 410602-13-5151) of No 6, Jalan Mutlara Seputeh 1, Mutlara Seputeh, 68000 Kuala Lumpur Malaysia ("Guarantor"),
BACKGROUND
A,           The Vendor, the Purchaser and the Guarantor are party to an agreement for sale and purchase of shares In North Borneo Gold Sdn Bhd dated on or about 30 September 2010 (the "Original Agreement") pursuant to which the Vendor agreed to sell, and the Purchaser agreed to purchase, shares in North Borneo Gold Sdn Bhd In staged tranches.
B,           Settlement of the sale and purchase of the Tranche One Shares and the Tranche Two Shares under the Original Agreement occurred on or about 1 October 2010 and 29 October 2010, respectively,
C,           The Purchaser and the Vendor have now agreed to amend the Original Agreement Insofar as it relates to the settlement of the Tranche Three Shares and the Tranche Four Shares and the parties have agreed to enter into this Deed to record the terms of such amendments.
OPERATIVE PART 1. Definitions and Interpretation
1.1           Definitions: Words and expressions defined in the Original Agreement and not otherwise defined in this Deed have the same meanings and constructions when used In this Deed unless the context otherwise requires,
1.2           Interpretation: In this Deed unless the context otherwise requires:
(a)           Words importing the singular only shall include the plural and vice versa and words Importing the masculine gender shall Include the feminine and neuter;
(b)           Headings and lists of headings are for convenience only and shall not affect the Interpretation of the provisions of this Agreement;
(c)           Unless expressly stated otherwise, a reference to a clause, subclause, paragraph or other subdivision shall be read as a reference to a clause, subclause, paragraph or other subdivision of this Deed;
(d)           All references to “USD" shall mean United States Dollars; and
(e)           A party to this Deed Includes that party’s successors, executors, administrators and permitted substitutes and assigns.
BCL-101944-12-286-V2
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2. Amendments to Original Agreement
2,1           With effect as at and from the date of this Deed the Original Agreement is amended by;
(a)           Deleting the definitions of "Conditions! Date", "Tranche Three Purchase Price", "Tranche Three Settlement1’, "Tranche Three Settlement Date”, "Tranche Three Shares’1, "Tranche Four Purchase Price”, "Tranche Four Settlement", "Tranche Four Settlement Date" and “Tranche Four Shares'1 and replacing them with the following:
"flConditional Date” means 31 March 2012, or such other date as the parties may agree to in writing;
‘Tranche Three Purchase Price” means;
(a)           with respect to the Tranche Three A Shares, USD$6 million;
(b)           with respect to the Tranche Three B Shares, USD$3 million; and
(c)           with respect to the Tranche Three C Shares, USD$2 million;
11Tranche Three Settlement” means the performance by the Vendor and the Purchaser of their respective obligations under clause 7.1 with respect to the settlement of the Tranche Three A Sharest the Tranche Three B Shares and/or the Tranche Three C Shares, as applicable;
“Tranche Three Settlement Date” means:
(a)           with respect to the Tranche Three A Shares, 20 May 2011;
(b)           with re.speot to the Tranche Three B Shares, 20 January 2012; and
(c)           with respect to the Tranche Three C Shares, 20 April 2012;
“Tranche Three A Shares’1 moans 13,700 fully paid"Class A" ordinary shares In the capital of the Company held by the Vendor;
uTranche Three B Shares’7 means 6,800 fully paid “Class A" ordinary shares In the capital of the Company held by the Vendor;
“Tranche Three C Shares” means 4,500 fully paid "Class A” ordinary shares in the capital of the Company held by the Vendor;
“Tranche Three Shares” means the Tranche Three A Shares, the Tranche Three B Shares or the Tranche Three C Shares, as applicable;
“Tranche Pour Purchase Price” means;
(a)           with respect to the Tranche Four A Shares, USD$3 million; and
(b)           with respect to the Tranche FourB Shares, USD$6 million;
°Tranche Four Settlement” means the performance by the Vendor and the Purchaser of their respective obligations under clause 8,1 with respect to the settlement of the Tranche Four A Shares and/or the Tranche Four B Shares, as applicable;

BCL-101944-12-286A/2

'Tranche Four Settlement Date” means, subject to clause 6.2(a):
(a)           with respect to the Tranche Four A Shares, 14 December 2012; and
(b)           with respect to the Tranche Four B Shares, 15 July 2013;
"Tranche Four A Shares" means 7,000 fully paid "Class A” ordinary shares In the capital of the Company held by the Vendor;
"Tranche Four B Shares" means;
(a)           14,250 fully paid "Class A" ordinary shares in the capital of the Company held by the Vendor;
(b)           The remaining fully paid "Class B’1 preference shares (if any) in the capital of the Company held by the Vendor; and
(c)           All other shares (if any) In the capital of the Company Issued to the Vendor after the date of this Agreement, but excluding, for the avoidance of doubt such number of ordinary shares and preference shares as comprises 1,5% of the total issued ordinary shares and total preference shares in the capital of the Company; and
“Tranche Four Sharesf> means the Tranche Four A Shares and/or the Tranche Four B Shares, as applicable,"
Deleting clauses 6,2 and 6,3 and replacing them with the following:
“6,2 Non-Fulfilment of Condition Subsequent; In the event that the Condition Subsequent is not satisfied on or before the Conditional Date, the Vendor must, as additional consideration for payment by the Purchaser of the Tranche One Purchase Price, the Tranche Two Purchase Price and the Tranche Three Purchase Price (insofar as it relates to the Tranche Three A Shares and the Tranche Three B Shares), transfer to the Purchaser on the Settlement Date for the Tranche Three C Shares both the Tranche Three C Shares and the Tranche Four Shares, Accordingly; If the Condition Subsequent is not satisfied on or before the Conditional Date;
(a)           the Tranche Four Settlement Date shall be brought forward to the Settlement Date for the Tranche Three C Shares; and
(b)           on the Settlement Date for the Tranche Three C Shares the Vendor shall comply with its obligations under clauses 7,1(a) and (b) and 8,1
(a)           and (b) with respect to both the Tranche Three C Shares and the Tranche Four Shares and shall transfer full legal and beneficial ownership of.both the Tranche Three C Shares and the Tranche Four Shares to the Purchaser except that the Purchaser shall not be required to make any payment to the Vendor for the Tranche Three C Shares or the Tranche Four Shares under clauses 7.1(c) or 8,1(c) and the Tranche Three C Shares and the Tranche Four Shares will be transferred to the Purchaser In part consideration for the payment of the Tranche One Purchase Price, the Tranche Two Purchase Price and the Tranche Three Purchase Price (Insofar as it relates to the Tranohe Three A Shares and the Tranche Three B Shares).

0,3 No Encumbrances: For the avoidance of doubt:
(a)           The Tranche Three 0 Shares and the Tranche Four Shares shall pass to the Purchaser under clause 6.2 free and clear of all Encumbrances; and
(b)           Title, property and risk to the Tranche Three C Shares and the Tranche Four Shares shall pass to the Purchaser on the Tranche Three Settlement Date upon transfer of such Shares to the Purchaser,
6.4 Escrow; To provide the Purchaser with comfort In connection with the Vendor’s performance of its obligations under clause 6,2, the Vendor shall deliver to the Purchaser's solicitor at settlement of the Tranche Three B Shares:
($) a signed and undated share transfer form (In registrable form) for the Tr&nohe Three C Shares and the Tranche Four Shares with the consideration stated to be RM1 (one Malaysian Ringgit) and the Purchaser speoifled as the transferee; and
(b)           a signed and undated directors' resolution of the Company, signed by the Guarantor, approving the transfer of the Tranche Three C Shares and the Tranche Four_ Shares to the Purchaser and directing that the name of the Purchaser be entered in the Register of Members of the Company as holder of the relevant Shares upon production of the share transfer to the Company,
The Purchaser's solicitor shell hold the share transfer and the directors' resolution In escrow until the Tranche Three Settlement Date with respect to the Tranche Three C Shares at which time such documents shall be:
(c)           released from escrow to the Vendor, if the Purchaser notifies the Purchaser's solicitor in writing that the Condition Subsequent was satisfied on or before the Conditional Date; or
(d)           released from escrow to the Purchaser, If the Purchaser notifies the Purchaser's solicitor in writing that the Condition Subsequent was not satisfied on or before the Conditional Date.
The Purchaser's obligation to make payment for the Tranche Three B Shares Is subject to the Vendor complying with Its obligations under this clause 6.4 on the settlement date for the Tranche Three B Shares,
(c)           Deleting clauses 7,1, 7.2 and 7.3 and replacing them with the following:
*7.1 Tranche Three Settlement: At settlement on the relevant Tranche Three
Settlement Date:
(a)           The Vendor shall sell and transfer, and the Purchaser shall purchase and take a transfer of, the Tranche Three A Shares, the Tranche Three . B Shares or the Tranche Three C Shares (as applicable) with all rights now attaching to them and all rights attaching to them as at the applicable Tranche Three Settlement;
(b)           The Vendor shall comply with Its obligations under clause 4.3 with respect to the relevant Tranche Three Shares; and
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(c)           Contemporaneously with the Vendor complying with Its obligations under clause 4.3 with respect to the relevant Tranche Three Shares (and, with respect to settlement of the Tranche Three B Shares, complying with its obligations under clause 6,4), the Purchaser will pay to the Vendor the applicable Tranche Three Purchase Price In cleared funds to such bank account as the Vendor specifies for that purpose by written notice to the Purchaser.
7.2           Right to Appoint Director: With effect from completion of the Tranohe Three Settlement of the Tranche Three C Shares (or completion of the transfer of the Tranche Three C Shares to the Purchaser under clause 6.2), whichever Is applicable, the Vendor's entitlement to appoint a director to the board of the Company under the Shareholders1 Agreement shall end, provided that the Guarantor hereby agrees to remain as a director of the Company beyond such date If requested by the Purchaser.
7.3           Tranche Three C Shares; For the avoidance of doubt, clause 7.1(c) shall only apply with respeot to the transfer and settlement of the Tranohe Three C Shares If the Condition Subsequent is satisfied on or before the Conditional Date. If the Condition Subsequent Is not satisfied on or before the Conditional Date clause 7.1(c) shall not apply to the transfer and settlement of the Tranche Three C Shares and the Tranche Three C Shares shall be transferred to the Purchaser for no additional consideration In accordance with and pursuant to,clause 6,"
(d)           Deleting clause 8,1 and replacing it with the following:
"8,1 Tranche Four Settlement: If the Condition Subsequent is satisfied on or before the Conditional Date then at settlement on the relevant Tranche Four Settlement Date:
(a)           The Vendor shall sell and transfer, and the Purchaser shall purchase and take a transfer of, the Tranche Four A Shares or the Tranche Four B Shares (as applicable) with all rights now attaching to them and all rights attaching to them as at the applloable Tranohe Four Settlement;
(b)           The Vendor shall comply with Its obligations under clause 4.3 with respeot to the relevant Tranche Four Shares; and
(c)           Contemporaneously with the Vendor complying with Its obligations under clause 4.3 with respect to the relevant Tranche Four Shares, the Purchaser will pay to the Vendor the applloable Tranche Four Purchase Price (which, In the Gase of the Tranche Four A Shares shall be less an amount equal to MYR111,150 which shall be retained by the Purchaser in repayment of the Gladioli Loan) in cleared funds to such bank account as the Vendor specifies for that purpose by written notice to the Purchaser.
8.2           Tranche Four Shares: For the avoidance of doubt, clause 8.1(c) shall only apply with respect to the transfer and settlement of the Tranche Four Shares If the Condition Subsequent is satisfied on or before the Conditional Date, If the Condition Subsequent is not satisffed on or before the Conditional Date clause 8.1(c) shall not apply to the transfer and settlement of the Tranche Four Shares and the Tranche Four A Shares and the Tranche Four B Shares shall be transferred to the Purchaser for no additional consideration In accordance with and pursuant to clause 6,"
M2-286-V2

The parties hereby confirm the provisions of the Original Agreement and the provisions shall remain in full force and effect in all respects other than as amended under this Deed.
Representations and Warranties
The Vendor represents and warrants to the Purchaser In the manner set out In clause 9 of the Original Agreement as If such clause were set out In full herein (with any necessary amendments),
The Purchaser represents and warrants to the Vendor in the manner set out in clause 11.1 of the Original Agreement as if such clause were set out In full herein (with any necessary amendments),
Confidentiality
No party may reveal any information concerning this Deed or its subject matter to any third party other than:
(a)           As required by law or a regulatory body;
(b)           In good faith and In proper furtherance of the objects of this Deed;
(c)           To those of Its employees, offloers, professional or financial advisers, and bankers as is reasonably necessary but only on a strictly confidential basis;
(d)           To enforce Its rights or to demand any claim or action under this Deed; or
(e)           Information already In the public domain through no fault of that party,
Clause 4.1 does not apply to any obligation of the Purchaser or Olympus Pacific Minerals Inc to make announcements on the Australian Securities Exchange or the Toronto Stock Exchange,
The VenJor shall not be liable for any public announcement made by the Purchaser or Olympus Pacific Minerals Inc except those approved beforehand by the Vendor.
Guarantor
The Guarantor acknowledges and agrees that he will continue to be bound by the Original Agreement as amended by this Deed. This Deed and the amendments to the Original Agreement made pursuant to this Deed will not operate in any way to waive, limit or restrict the obligations of the Guarantor under the Original Agreement (as amended by this Deed).
The Guarantor warrants and undertakes that he has full authority to act for and on behaff of the Gladioli Companies and the shareholders of each of them In connection with the entry into this Deed and the performance of ail obligations under the Original Agreement (as amended pursuant to this Deed).
Genera!
Costs: Each party will pay its own costs in connection with the negotiation, preparation, execution and Implementation of this Deed,

6.2           .. Counterparts;. This Deed may be executed in any number of counterparts. A party who has executed a counterpart of this Deed may exchange that counterpart with another party by faxing or emailing the counterpart executed by it to that other party and, on request by that other party, will therefore promptly deliver to that other party the executed counterpart exchanged by fax or email. However, delay or failure by that party to deliver a counterpart of this Deed executed by it will not affect the validity of this Deed,
6.3           Governing taw: This Deed shall be governed by and construed in accordance with the laws of Malaysia,
EXECUTED as a DEED
The Common Seal of GLADIOLI ENTERPRISES SDN BHD was by
authority of Its Board of Directors hereunto affixed In the presence of
Director
U. v ^ *s~
Name

Director/Secretary
Cfcf'jrM'3
Name
EXECUTED AS A DEED for and on behalf of )
OLYMPUS PACIFIC MINERALS NZ LIMITED )
by:           )
EXECUTED as a DEED by LING
LEE SOON in the presence of;

Witness Signature                                           JEFFREY bd KB’/h SAM ILSIHQMSHUINDJCLPIMAU
Advocate a Solicitor Room 508.5th Floor. -
Witness Name                                Wlsma Bukit Mata Kuching, Jalan Umku Abcfuj Rahman, 93'100 Kuqhlrig, Sarawak.
Occupation
Address
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